UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2005

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-76609	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2005, we purchased an existing multi-tenant industrial park known as Interstate Commerce Center from ICP 1000, LLC, a non-related party. The property is a four building, single-story property built in 1987 consisting of approximately 83,205 square feet of leasable space on approximately 5.02 acres of land.  The acquisition price was $7,541,981.32 plus approximately $15,360 of closing costs (which are not fully determined at this time).  This equates to approximately $90.83 per square foot of leasable space.  The property is currently 100% leased at an average rent of $7.25 per square foot to 6 tenants whose spaces range in size from approximately 8,372 square feet to 19,930 square feet, including approximately 14,727 square feet of space leased back to the seller for a period of six months. These tenants operate varying business, including service related businesses, warehouse storage and distribution and light assembly. We purchased this property for all cash, without debt financing.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and analyzed how the property compares to comparable properties in its market.  We believe that this property is well located, has good roadway access and will attract quality tenants.  This property will be subject to competition from similar multi-tenant industrial parks within its market area, and its economic performance could be affected by changes in local economic conditions.  We did not consider any other factors materially relevant to the decision to acquire this property.  In the opinion of management, this property is adequately covered by insurance.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $5,807,200, which is subject to final adjustment.  The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements.  Leasing commissions will be amortized over the initial term of the related leases.  The realty tax rate is 2.39% and the annual realty taxes are projected to be $180,511 for the initial year subsequent to the purchase.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.  We will file financial statements relating the acquisition of Interstate Commerce Center by amendment to this Current Report.

(b)                                 Pro forma financial information.  We will file unaudited pro forma financial statements relating to the acquisition of Interstate Commerce Center by amendment to this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated: October 6, 2005